UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2012

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)

_______
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of May 29, 2012, Medical Care Technologies, Inc. (the “Company”) issued an (i) Amended and Restated 10% Convertible Debenture to Light Hammer, LLC, a New Jersey limited liability company (“LH”), in the principal amount of $65,000 and (ii) Amended and Restated 10% Convertible Debenture to Nicholas J. Morano, LLC, a Texas limited liability company (“NJM”), in the principal amount of $65,000. The two debentures were issued in connection with the purchase by LH and NJM, pursuant to a debt purchase agreement, dated as of May 29, 2012 of an outstanding loan agreement dated November 17, 2011 in the original principal amount of $130,000 from a non-affiliate of the Company.  The $10,400 interest accrued on the November 17, 2011 loan is still owed to the original noteholder.

The debentures issued to each of LH and NJM are identical - each note bears interest at 10% per annum (15% during such period, if any, that the Company fails to timely file its periodic reports pursuant to the Securities Exchange Act of 1934 and 12% after the 10th day after an Event of Default occurs) and all unpaid principal and accrued interest on the Debenture shall be due and payable on November 29, 2014.

The debentures are convertible, at any time, in whole or in part, at the option of the holder, into common stock of the Company at an initial conversion price per share equal to 50% of the average of the three closing bid price of the Company’s common stock during the previous 10 trading days.

So long as the debentures are outstanding, the Company shall not engage in certain fundamental corporate transactions including any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Company's assets or similar transaction unless the Company has provided at least 14 days prior notice to each holder of the debenture.  In any such case, each of LH and NJM shall have the right to put the debenture to the Company prior to the effectiveness of such transaction at 125% of the then outstanding principal and accrued interest.

If at any time the debentures are outstanding, the Company issues common stock or securities convertible into or exercisable for shares of common stock at a price per share or conversion or exercise price per share less than the then applicable conversion price,  the Company may elect to issue additional shares of common stock to each of LH and NJM so that the average per share purchase price of the shares of common stock still owned by LH and NJM is equal to such other lower price per share and the conversion price may be reduced to such other lower price per share.  The conversion price shall also be adjusted as described in the debentures if the Company issues additional shares of the common stock as a dividend or other distribution or subdivides or combines its outstanding shares of common stock.

The debentures provide for liquidated damages for any failure to timely deliver shares issuable upon conversion of the debentures in the amount of $500 per business day for each $10,000 of principal being converted.

Provided certain conditions as described in the debentures related to the Company’s common stock are met and no Event of Default exists, the Company has the option of prepaying, in whole or in part, the outstanding principal and interest of the debentures, in an amount equal to 125% of the principal amount to be redeemed, together with accrued but unpaid interest thereon.

The debenture also provide for mandatory redemption by the Company in the event it is prohibited from issuing shares upon the conversion of the debentures, or fails to timely deliver shares, or an Event of Default occurs. At LH and NJM’s election, the Company shall pay within 10 business days, an amount equal to the greater of (i) the product of the outstanding principal amount of the debenture multiplied by 125%, or (ii) the product of the number of conversion shares otherwise deliverable upon conversion of an amount of the debenture principal and/or interest designated by the holder at the then conversion price multiplied by the average of the closing bid prices for the Company’s common stock for the three trading days preceding the date (a) the Company becomes obligated to make such mandatory redemption payment, or (b) on which the mandatory redemption payment is made in full, whichever is greater.

If the Company fails to timely deliver shares issuable upon conversion of the debentures and if after five business days after the delivery date for such shares, LH and/or NJM purchases shares of the Company’s common stock to deliver in satisfaction of a sale by the holder of such common stock which it was entitled to receive upon such conversion, then the Company shall pay, as liquidated damages, an amount in cash by which the purchase price for the shares of common stock so purchased exceeds the aggregate principal and/or interest amount of the debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

The Company is obligated under each debenture to reserve from its authorized and unissued common stock 200,000,000 issuable upon the conversion of each debenture.

Each debenture provides that no conversion may be made if, after giving effect to the conversion, LH and NJM and its affiliates would own in excess of 4.99% of the Company’s outstanding shares of common stock. Notwithstanding, each holder can increase this percentage to not exceed 9.99%.

If an Event of Default occurs, the outstanding principal under the debenture, together with interest and other amounts owing in respect thereof shall become immediately due and payable in cash, or at the option of either holder, in common stock. “Events of Default” include: failure to pay principal or interest when due; a material breach of a covenant, term or condition of the Debenture which, if subject to cure, continues for ten business days after written notice to the Company; a material false or misleading representation or warranty made by the Company; the Company  making an assignment for the benefit of creditors, or applying for or consent to the appointment of a receiver or trustee or a receiver or trustee is otherwise be appointed; any money judgment, writ or similar final process entered or filed against the Company or its assets in excess of $1,000,000, that remains unvacated, unbonded or unstayed for a period of 30 days; bankruptcy, insolvency, reorganization or liquidation proceedings or other related proceedings or relief for debtors are instituted and not dismissed within 30 days; a default by the Company in any obligation in excess of $200,000 in the aggregate for more than forty-five days; a Securities and Exchange Commission or judicial stop trade order or trading suspension of the Company’s common stock lasting for five or more consecutive trading days; failure to timely deliver common stock under the Debenture or to timely file periodic reports required pursuant to the Securities Exchange Act of 1934; the Company effectuating a reverse split of its common stock without the prior written consent of two-thirds of the holders of the Debenture; failure to reserve common stock for issuance upon conversion of the Debenture;  a default by the Company of a material term, covenant, warranty or undertaking of any other agreement to which the Company and NJM or LH, as the case may be, are parties; a change in control of more than 30% of the shares that would enable control of the board; a sale of substantially all of the Company’s assets; and delisting of the Company’s common stock from the exchange on which it is then listed or quoted for trading.

In connection with the debenture, the Company provided its transfer agent with an irrevocable authorization and instructions to issue shares of common stock issuable upon conversion of the debenture upon the receipt of a conversion notice.

For all of the terms and conditions of the debenture issued to each of LH and NJM, reference is hereby made to Exhibits 10.45 and 10.46, respectively.  All statements made herein concerning such documents are qualified by reference to said Exhibits.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 2.03 above is incorporated by reference into this Item 3.02. The debentures described in Item 2.03 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

On June 8, 2012 LH was issued 60,000,000 shares of common stock of the Company in consideration for the conversion of $19,500 of the outstanding principal amount of the debenture. The price per share of said above debt conversion was $0.000325. The Company did not receive any proceeds from the issuance of the shares other than the reduction of debt. The shares were issued and transferred pursuant to Section 4(1) of the Securities Act of 1933, as amended and Rule 144 promulgated thereunder.

On June 8, 2012 NJM was issued 60,000,000 shares of common stock of the Company in consideration for the conversion of $19,500 of the outstanding principal amount of the debenture. The price per share of said above debt conversion was $0.000325. The Company did not receive any proceeds from the issuance of the shares other than the reduction of debt. The shares were issued pursuant to Section 4(1) of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On June 14, 2012, in connection with providing counsel with agreements with respect to a Form S-8 registration statement, management of the Company became aware that several consulting agreements were not recorded in the previously released unaudited financial statements of the Company.  These agreements provided for the issuance of shares of common stock of the Company in consideration for services provided. Accordingly, the Company did not record the issuance of the shares, or the expense associated with the issuance of said shares.

Management has discussed all of the items above with MaloneBailey, LLP, the Company’s independent registered public accounting firm. The Company intends to file restated financial statements for the quarter ended March 31, 2012 as soon as possible. The balance sheet, statement of cash flow, statement of expenses and statement of shareholders equity to be provided in the amendment to the Form 10-Q for the quarter then ended shall be restated to take into account the effect of the stock issuances. The subsequent events footnote in the amended Form 10-Q will be revised accordingly

The Company has provided MaloneBailey with a copy of this disclosure and has requested that he furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether he agrees with the above statements, and if not, stating the respects in which he does not agree.  A copy of such response received by the Company is attached to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.45	Amended and Restated 10% Convertible Debenture dated May 29, 2012 in the original principal amount of $65,000 issued to Light Hammer, LLC

10.46	Amended and Restated 10% Convertible Debenture dated May 29, 2012 in the original principal amount of $65,000 issued to Nicholas J. Morano, LLC

10.36	Irrevocable Transfer Agent Instructions from Medical Care Technologies, Inc. to Manhattan Stock Transfer Inc.

10.37	Letter dated July 16, 2012 to the Securities and Exchange Commission from MaloneBailey, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CARE TECHNOLOGIES INC.

Dated: July 18, 2012	By:	/s/ Ning C. Wu
Ning C. Wu
President and Chief Executive Officer